Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2021, relating to the consolidated financial statements of Babcock & Wilcox Enterprises, Inc. appearing in the Annual Report on Form 10-K of Babcock & Wilcox Enterprises for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ Deloitte & Touche LLP

Cleveland, Ohio

November 8, 2021